Exhibit 21

✓  W. R. GRACE & CO., a Delaware corporation

U.S. SUBSIDIARIES

12/31/10

✓  Chapter 11 Filing — April 2, 2001

	SUBSIDIARY NAME	CO. #	STATE OF INCORPORATION
✓	A-1 Bit & Tool Co., Inc.	458	DE
		(f/k/a 930)
✓	Alewife Boston Ltd.	070	MA
✓	Alewife Land Corporation	069	MA
	Alltech Associates, Inc.	259	IL
✓	Amicon, Inc.	174	DE
	AP Chem Incorporated	436	MD
✓	CB Biomedical, Inc.	125	DE
✓	CCHP, Inc.	074	DE
✓	Coalgrace, Inc.	824	DE
✓	Coalgrace II, Inc.	835	DE
	Construction Products Dubai, Inc.	121	DE
✓	Creative Food ‘N Fun Company	587	DE
✓	Darex Puerto Rico, Inc.	798	DE
✓	Del Taco Restaurants, Inc.	557	DE
✓	Dewey and Almy, LLC	406	DE
✓	Ecarg, Inc.	519	NJ
✓	Five Alewife Boston Ltd.	071	MA
✓	G C Limited Partners I, Inc.	465	DE
✓	G C Management, Inc.	539	DE
✓	GEC Management Corporation	689	DE
✓	GN Holdings, Inc.	073	DE
✓	GPC Thomasville Corp.	637	DE
✓	Gloucester New Communities Company, Inc.	572	NJ
	GR 2008 LLC	931	DE
✓	Grace A-B Inc.	625	DE
✓	Grace A-B II Inc.	827	DE
	Grace Asia Pacific, Inc.	107	DE
	Grace Chemicals, Inc.	710	DE
✓	Grace Chemical Company of Cuba	305	IL
	Grace Collections, Inc.	316	DE
✓	Grace Culinary Systems, Inc.	479	MD
✓	Grace Drilling Company	877	DE
✓	Grace Energy Corporation	681	DE
✓	Grace Environmental, Inc.	198	DE
✓	Grace Europe, Inc.	407	DE

	SUBSIDIARY NAME	CO. #	STATE OF INCORPORATION
	Grace Germany Holdings, Inc.		DE
✓	Grace H-G Inc.	506	DE
✓	Grace H-G II Inc.	828	DE
✓	Grace Hotel Services Corporation	480	DE
✓	Grace International Holdings, Inc.	543	DE
	Grace Latin America, Inc.	263	DE
	Grace Management Services, Inc.	485	DE
✓	Grace Offshore Company	822	LA
✓	Grace PAR Corporation	621	DE
✓	Grace Petroleum Libya Incorporated	880	DE
	Grace Receivables Purchasing, Inc.	041	DE
✓	Grace Tarpon Investors, Inc.	462	DE
✓	Grace Ventures Corp.	664	DE
✓	Grace Washington, Inc.	197	DE
✓	W. R. Grace Capital Corporation	563	NY
✓	W. R. Grace & Co.-Conn.	001	CT
✓	W. R. Grace Land Corporation	523	NY
✓	Gracoal, Inc.	856	DE
✓	Gracoal II, Inc.	848	DE
✓	Guanica-Caribe Land Development Corporation	376	DE
✓	Hanover Square Corporation	516	DE
✓	Homco International, Inc.	631	DE
	Ichiban Chemical Co., Inc.	028	DE
✓	Kootenai Development Company	079	MT
✓	L B Realty, Inc.	495	DE
✓	Litigation Management, Inc.	317	DE
✓	Monolith Enterprises, Incorporated	477	DC
✓	Monroe Street, Inc.	481	DE
✓	MRA Holdings Corp.	075	DE
✓	MRA Intermedco, Inc.	076	DE
✓	MRA Staffing Systems, Inc.	077	DE
✓	Remedium Group, Inc.	063	DE
✓	Southern Oil, Resin & Fiberglass, Inc.	318	FL
	Synthetech, Inc.		DE
✓	Water Street Corporation	548	DE

NON-U.S. SUBSIDIARIES

COUNTRY/
SUBSIDIARY NAME

ARGENTINA

W. R. Grace Argentina S.A.

AUSTRALIA

Alltech Associates (Australia) Pty. Ltd.

Grace Australia Pty. Ltd.

BELGIUM

Grace Construction Products N.V.

Grace S.A. (f/k/a Grace N.V.)

Grace Silica N.V.

Inverco Benelux N.V.

BRAZIL

Grace Brasil Ltda.

Grace Davison Ltda.

CANADA

GEC Divestment Corporation Ltd.

Grace Canada, Inc.

W. R. Grace Finance (NRO) Ltd.

CHILE

Grace Quimica Compania Limitada

CHINA - PEOPLE’S REPUBLIC OF

Grace China Ltd.

Grace Trading (Shanghai) Co., Ltd.

COLOMBIA

Grace Colombia S.A.

CUBA

Envases Industriales y Comerciales, S.A.

Papelera Camagueyana, S.A.

FRANCE

Alltech France S.A.R.L.

Grace Produits de Construction SAS

W. R. Grace S.A.

GERMANY *

Alltech Grom GmbH

Grace Bauprodukte GmbH

Grace Darex GmbH

Grace Energy GmbH (f/k/a Grace Holding GmbH)

Grace Europe Holding GmbH

GERMANY (Continued)

Grace GP GmbH

Grace Management GP GmbH

Grace Silica GmbH

GREECE

Grace Hellas E.P.E.

HONG KONG

Alltech Applied Science Labs (HK) Limited

Alltech Scientific (China) Limited

W. R. Grace (Hong Kong) Limited

HUNGARY

Grace Értékesito Kft.

INDIA

Grace Davison Chemicals India Pvt. Ltd.

(f/k/a Flexit Laboratories Private Ltd.)

W. R. Grace & Co. (India) Private Limited

INDONESIA

PT. Grace Specialty Chemicals Indonesia

IRELAND

Amicon Ireland Limited

Grace Construction Products (Ireland) Limited

Trans-Meridian Insurance (Dublin) Ltd.

ITALY

Alltech Italia S.R.L.

W. R. Grace Italiana S.p.A.

JAPAN

Grace Chemicals K.K.

Grace Japan Kabushiki Kaisha

KOREA

Grace Korea Inc.

MALAYSIA

W. R. Grace (Malaysia) Sendiran Berhad

W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.

MEXICO

Grace Container, S. A. de C. V.

W. R. Grace Holdings, S. A. de C. V.

NETHERLANDS

Alltech Applied Science B.V.

Amicon B.V.

Denac Nederland B.V.

LC Service B.V.

Storm van Bentem en Kluyver B.V.

W. R. Grace B.V.

NETHERLANDS ANTILLES

W. R. Grace N.V.

NEW ZEALAND

Grace (New Zealand) Limited

PANAMA

W. R. Grace (Panama) S.A.

PHILIPPINES

W. R. Grace (Philippines), Inc.

POLAND

Grace Sp. z o.o.

RUSSIA

Darex CIS LLC

SINGAPORE

W. R. Grace (Singapore) Private Limited

SOUTH AFRICA

Grace Davison (Proprietary) Limited

W. R. Grace Africa (Proprietary) Limited

SPAIN

Grace, S.A.

Pieri Especialidades, S.L.

SWEDEN

Grace AB

Grace Catalyst AB

Grace Sweden AB

SWITZERLAND

Grace Construction Products S.A.

(f/k/a Pieri S.A.)

TAIWAN

W. R. Grace Taiwan, Inc.

THAILAND

W. R. Grace (Thailand) Limited

UNITED KINGDOM

A.A. Consultancy & Cleaning Company Limited

Alltech Associates Applied Science Limited

Cormix Limited

Borndear 1 Limited

Borndear 2 Limited

Borndear 3 Limited

Darex UK Limited

Emerson & Cuming (Trading) Ltd.

Emerson & Cuming (UK) Ltd.

Exemere Limited

Grace Construction Products Limited

Pieri U.K. Limited

Servicised Ltd.

W. R. Grace Limited

VENEZUELA

Grace Venezuela, S.A.

Inversiones GSC, S.A.

VIETNAM

W. R. Grace Vietnam Company Limited